Exhibit 32.1

Certification
Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of the registrant hereby certifies, to such officer’s knowledge, that the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 fully complies, in all material respects, with the requirements of section 13(a) or 13(d) of the Securities Exchange Act of 1934, and all information contained in such report fairly presents, in all material respects, the registrant’s financial condition and results of operations..

November 13, 2009	/s/ John Wang
Name: John Wang
Title: Chief Executive Officer, President and Director (Principal Executive Officer)

November 13, 2009	By:	/s/ Hao Wu
Name: Hao Wu
Title: Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)